Exhibit 10.2

Form of Employment Contract
(Summary Translation)

Contract No: [specify]

Party A: [specify employer name]	Party B: [specify employee name]

Legal representative or authorized agent:	Level of education: [specify]
[specify]	Gender: [specify]
Date of birth: [specify date]
Resident ID number: [specify]
Location of household: [specify]

Party A’s Address: [specify]	Home Address: [specify]
Postal Code: [specify]

In accordance with the relevant stipulations set forth by the “Labor Law of the People’s Republic of China” and the national government, Party A (hereinafter the “Company”) and Party B (hereinafter the “Employee”), after a consultation with each other on the basis of equality, are willing to execute this Contract and abide by the following terms under this Contract:

PART I: The execution and term of the employment contract and the probation time

Article 1                                                   This Contract is a contract with a fixed term. This Contract begins from [specify date] and ends on [specify date]. The term of this Contract shall be [specify] months, during which the period of time starting from [specify date] and ending on [specify date] shall be the probation time (not applicable to an employee on a sales position, the probation time for whom will be determined in accordance with the relevant sales system of the Company).

Article 2                                                   [specify] day(s) prior to the expiration of this Contract, the Company and the Employee will discuss matters related to the renewal of this Contract. Unless the two parties enter into an agreement to renew this Contract in writing, this Contract will automatically expire on the expiration day of this Contract.

Article 3                                                   The Employee guarantees to the Company that he/she does not have any existing contracts or obligations to prevent him/her from executing this Employment Contract. If the Employee is still in dispute with another organization, the Employee shall handle the matter and assume the responsibilities by himself/herself. The Company does not have anything to do with the matter. If the Company shall incur any losses therefrom, the Employee shall be liable therefor and shall hold the Company harmless therefrom.

Article 4                                                   At the time the employment begins, the Employee shall honestly complete the “Application for Employment” and provide relevant supporting documents required by the Company. The Employee guarantees that all information and documents he/she provides are true and lawful. If it is found out that false information has been provided, the Company may terminate the employment relationship with the Employee at any time, and the Employee shall compensate the Company for any losses suffered by the Company therefrom. The Employee guarantees that he/she understands the job description, the work environment, the location of the employment, the occupational hazards, the safety in the workplace, the compensation for the employment, and other information at the time this Contract is executed.

PART II: The employee, work hours, and job description

Article 1                                                   The Employee agrees that he/she will assume his/her responsibility at [specify branch] based on the needs of the Company.

Article 2                                                   The Company has the right to promote the Employee, relocate the Employee to a different department from time to time and adjust his/her position based on the needs of the Company and on the Employee’s capability and performance. The Employee, without justifiable reasons, may not refuse to accept such changes of responsibilities, and shall assume the new responsibilities after the change of position and accept the salary based on the changed position. All such changes shall be based on the position/salary adjustment notification sheet provided by the Company.

Article 3                                                   The Employee shall work full time, observe the instructions of the Company, obey the management and arrangement of the Company, complete the tasks punctually, and meet the quality standards set forth by the Company. During the term of this Contract, without the Company’s written permission, the Employee may not engage in activities in other industries, businesses, or occupations outside the employment.

Article 4                                                   The Employee may request transfers to another department or position based on his/her own special skills and ability by following the relevant procedures therefor, including submission of an application and obtaining of the approval in accordance with the requirements set forth by the Company. The Employee may be so transferred only after obtaining the Company’s agreement.

PART III: Employee labor protection and work environment

Article 1                                                   The Employee’s work hours, time off and vacations shall be determined according to the relevant stipulations set forth by the national government and the Company.

Article 2                                                   The Company will provide necessary work environment and labor protection facilities for the Employee in accordance with the stipulations set forth by the national government with respect to the safety in the workplace, labor protection, sanitation, health, etc.

PART IV: The compensation for the Employee

Article 1                                                   The Company will determine the Employee’s compensation package based on the Employee’s performance, contribution to the Company, and the Company’s operational results. The Company is committed to the development of the Company, to the continuous creation of best economic results and social effects, to the improvement of the Employee’s salary, bonus, and benefits in an effort to enable the Employee’s development.

Article 2                                                   The Company will calculate the salary payable to the Employee in accordance with the established standards for salary payment and the performance of the Employee as evaluated by the management of the Company. The salary payment will be made in Renminbi through a bank wire.

Article 3                                                   The Employee’s salary will be adjusted by the Company in accordance with his/her performance, the operational results of the department where the Employee works and the overall operational results of the Company, provided that it shall not be lower than the minimum salary set forth by the local government.

Article 4                                                   The severance pay for the Employee will be determined in accordance with the stipulations set forth by the government.

Article 5                                                   The personal income tax, payable according to the law and relevant regulations, on all salaries, bonuses, and any other payments to the Employee made by the Company under this Contract shall be the Employee’s responsibility.

Article 6                                                   The Employee’s salary remains the Company’s confidential information. The Employee has the responsibility to keep such information confidential and may not disclose such information to anyone unless such disclosure is compelled by the applicable law. If there has been an unauthorized disclosure, the Company reserves the right to take actions against it, including economic penalties up to the total of the Employee’s salaries for 12 months and the right to terminate the employment.

PART V: The Employee and the insurance benefits

Article 1                                                   In accordance with the stipulations set forth by the national and local governments, the Company will make arrangements with respect to social endowment insurance, unemployment insurance, medical insurance, occupational injury insurance, and others. It is agreed that the portion of the social and labor insurances to be contributed by the Employee will be deducted from the Employee’s salary by the Company on behalf of the Employee.

Article 2                                                   If the Employee is sick or injured outside of his/her work, the salary for the sick leave and medical benefit shall be determined as set forth by the Company in accordance with the applicable laws and regulations.

Article 3                                                   If the Employee suffers from an occupational disease or an on-the-job injury, the Employee’s salary and medical insurance benefit shall be determined in accordance with the relevant stipulations set forth by the national and local governments.

PART VI: Employee labor disciplines

Article 1                                                   The Employee has the responsibility and obligation to understand, be familiar with, and abide by various rules and regulations.

Article 2                                                   If the Employee is in violation of the labor disciplines or the Company’s regulations and procedures or has caused damages to the Company (including but not limited to causing damages to the property of the Company, causing the Company to incur losses, causing damages to the Company’s reputation, creating disaccord or disruption among employees), or has harmed himself/herself or other employees or staff members, the Company may take disciplinary actions against the Employee based on the seriousness of the consequences in accordance with the stipulations. The actions may include verbal warning, written warning, economic penalty, suspense of employment without pay, transfer to another position, or reduction of salary, compensation to the Company for the losses suffered by the Company to the extent caused by the Employee, and the termination of this Contract.

Article 3                                                   The Company may amend and supplement the relevant rules and regulations based on its operational and managerial needs. The Employee shall abide by such stipulations and systems once they are released.

PART VII: Invention during employment and confidentiality clause

Article 1                                                   The Company owns the technical inventions, innovations, and other intellectual property created by the Employee during his/her employment with the Company, the right to file a patent application therefor, and the income from all operations and services generated therefrom.

Article 2                                                   The Company’s trade secrets include: the Company’s operational strategies, report on market analysis, marketing strategies, managerial systems, intelligence and information, advertisement and creative work, archived video and data, accounting and auditing information, and other information related to the operations; such technical information as the process of developing the Company’s platforms, technical data, technical documents, source programs, and such other confidential information as specified by the Company.

Article 3                                                   The Employee undertakes that, during his/her employment, he/she will assume responsibilities for keeping confidential the Company’s trade secrets, and will not disseminate, duplicate, reprint, take with him/her, make public, disclose to any third party, or dispose of the Company’s trade secrets without the authorization by the Company; in case of an unauthorized disclosure caused by the Employee, either on purpose or due to negligence on the part of the Employee, the Employee shall be liable for all damages so caused and shall compensate the Company for such damages.

Article 4                                                   The Employee undertakes that, during his/her employment, he/she will not operate by himself/ herself or operate with others the same type of business as the Company’s, and will not take a part-time job of similar nature from another organization. The Company shall have the right to initiate a legal actions against the Employee and his/her employer of such part-time job in such an event.

Article 5                                                   The Employee agrees that at the time this Contract is executed, the Employee has carefully reviewed the content of the attachment entitled the “Confidentiality Clauses” and understands the legal implications of each of these “Confidentiality Clauses.”

PART VIII: The revision, revocation, and termination of this Contract

Article 1                                                   If the law, administrative regulations, and rules on which this Contract is based are amended, the relevant contents of this Contract shall be revised accordingly.

Article 2                                                   If the actual situations on which this Contract is based have significantly changed, which has rendered the performance of this Contract impossible, the relevant contents of this Contract may be amended upon the two parties’ agreement.

Article 3                                                   The changes to this Contract will only be effective after Party A and Party B have agreed on the changes and confirmed the changes in writing after discussions.

Article 4                                                   This Contract can be revoked after Party A and Party B have reached an agreement thereon after discussion.

Article 5                                                   In case of any of the following situations, the Company may revoke this Contract and shall not be liable to the Employee for any economic compensation. In addition, the Department of Human Resources of the Company will keep a record and determine the economic penalties based on the breaches and the seriousness thereof.

1.                                      The Employee did not meet the Company’s standards for hiring during the probation period;

2.                                      The Employee seriously violated labor disciplines or rules and regulations (such as absence from work, failure to complete the tasks assigned to him/her on purpose);

3.                                      The Employee is found to be seriously negligent or trying to gain personal advantage by using his/her influence in his/her position;

4.                                      The Employee has caused the Company to suffer losses because of bribery, theft, or use of the Company’s or other employees’ property for his/her personal advantage, serious negligence or misconduct, or actions that may result in serious personal injury or damage to the Company’s property;

5.                                      The Employee engaged in business activities with the Company’s customers, suppliers, or other partners that are not relevant to the Company’s business by using the Company’s name or utilizing his/her position in the Company;

6.                                      The Employee disclosed the Company’s confidential information or trade secrets without authorization;

7.                                      The Employee refused to take the position assigned to him/her or refused to be transferred to another department;

8.                                      The Employee in a sales position failed to meet the requirements set forth in the “Methods for Evaluating the Performance of Sales Persons” of the Company;

9.                                      Legal actions have been taken against the Employee in accordance with the law because of criminal activities; and

10.                               The Employee has been absent from work for a succession of 3 days (inclusive) or for a total of 7 days (inclusive) within one year without cause or reason. Such behavior will be regarded as a serious violation of the Company’s rules and regulations.

Article 6                                                   After the Employee has completed the probation period and become a formal employee, if one of the following situations exists, the Company can revoke this Contract provided the Employee shall be given a 30-day notice thereof in writing, or shall be paid a total sum that is equivalent to the Employee’s one-month salary before the termination of the employment in lieu of notice:

1.                                      The Employee is not able to perform the original duty nor can the Employee perform other duties assigned by the Company after medical treatments for health conditions or injuries outside of work;

2.                                      The Employee is no longer competent for his/her current position due to his/her knowledge structure or ability to do the work, and he/she is still not competent in his/her position according to the requirements of the Company after receiving trainings or being transferred to another position;

3.                                      If the Company is on the verge of bankruptcy and is in the period of time when the Company is going through restructuring or the production and operations are experiencing serious difficulties, the Company may revoke this Contract after the matter is explained to all employees of the Company, the Company has listened to the opinions of the employees, and the relevant governmental administrative authority in charge of labor affairs has been informed thereof.

Article 7                                                   In any of the following events, the Company may not revoke this Contract with the Employee:

1.                                      The Employee is sick or has been injured on the job, and is within the period of time when medical treatment should be received in accordance with the stipulations of the PRC Labor Law; and

2.                                      The Employee is a female and is pregnant, in the middle of prenatal period, or breastfeeding period.

Article 8                                                   In the case of one of the following events, the Employee may inform the Company to revoke this Contract:

1.                                            The Employee is still during the probation time; provided that the Company shall be given at least 7 days of written notice in advance and that the Employee shall have made proper arrangement to hand over his/her work to other designated employees; provided further that, in the event of failure of such notice or proper handover, the Company reserves the right to impose economic penalties;

2.                                            The Company forces the Employee to work by using such means as force, threat, confinement, or illegal restriction of personal freedom; and

3.                                            The Company fails to pay the compensation for the work or provide a proper work environment.

Article 9                                                   Except for the probation time, during the term of this Contract, the Employee has the right to resign from his/her position and terminate this Contract; provided that the Company shall be given a 30-day written prior notice; except where the Employee has caused the Company to suffer economic losses and the matter is pending conclusion or the Employee is otherwise subject to investigation.

Article 10                                            If the Employee revokes this Contract in violation of provisions hereof and causes the Company to suffer losses, the Employee shall compensate the Company for the losses, including:

1.                                      The cost for training the Employee paid by the Company, unless there are other agreements between the two parties, in which case the matter shall be handled in accordance with such other agreements;

2.                                      The Employee has caused direct economic losses to the Company; and

3.                                      Other costs indemnifiable by the Employee to the Company in accordance with this Contract.

Despite the completion of the procedures for the termination of the employment, if the Employee is found to have caused the Company to suffer losses whether during or after his/her employ at the Company as provided in this Contract, the Company shall have the right to hold the Employee economically and legally liable and to seek compensation from the Employee for the losses so suffered by the Company and/or injunction with respect to the breaches by the Employee.

Article 11                                            In the case of one of the following events, this Contract shall terminate automatically:

1.                                      This Contract expires according to its terms;

2.                                      The conditions exist under which this Contract terminates as provided herein;

3.                                      The Employee has reached the legal retirement age as provided under the relevant laws;

4.                                      The Company is legally bankrupt or dissolved; and

5.                                      Other situations as set forth in the relevant law, legal decrees, rules and regulations.

Article 12                                            Whatever the cause for the termination of this Contract, the Employee has the obligation to cooperate with the Company to complete the proper procedures for the termination of the employment. Before the procedures for the termination of the employment are completed, the Company has the right to temporarily postpone the payment of one month’s salary.

PART IX: Liability for breach of this Contract and labor dispute

Article 1                                                   In the event of a labor dispute between the Company and the Employee, the two parties may request that the matter be subject to mediation, arbitration, or judicial ruling. The arbitral and judicial authorities should mediate the matter first.

Article 2                                                   If  the Employee has breached this Contract, the Company has the right to hold the Employee liable (including imposing economic penalties up to the total of the Employee’s salaries for 12 months) and the right to terminate the employment. If the Company has breached this Contract, the Employee reserves the right to seek economic compensation from the Company.

Article 3                                                   A labor dispute shall be solved according to the following procedures:

1.                                      The Employee’s supervisor or a representative from the Department of Human Resources of the Company will try their best to solve the dispute through negotiations.

2.                                      If the above mentioned efforts fail to solve the dispute, the General Manager of the Company or the representative designated by the General Manager will try once again on behalf of the Company to solve the dispute through negotiations.

3.                                      If the two parties still cannot reach an agreement after the above-mentioned mediation efforts, either party or both parties of the labor dispute may request arbitration by a labor dispute arbitral committee.

4.                                      If either party does not agree with such arbitral award, said party may initiate a lawsuit at the local People’s Court within 15 days after said party is informed of the arbitral award.

PART X: Miscellaneous

Article 1                                                   This Contract falls into the category of the Company’s confidential information about the management of human resources. The Employee shall not disclose such information to anyone in violation of his/her confidentiality obligations hereunder. If there has been an unauthorized disclosure, the Company reserves the right to take actions against the Employee for the unauthorized disclosure (including economic penalties up to the total of the Employee’s salaries for 12 months) and the right to terminate the Employee’s employment.

Article 2                                                   During the term of this Contract, if the Employee cannot continue to work with the Company for reasons related to the Employee’s employment history register that is kept by the original employer and the household register, or other reasons related to personnel relation control, the Company has the right to deduct the Employee’s salary. If the Company has suffered additional economic losses therefrom, the Employee has the obligation to compensate the Company.

Article 3                                                   For any dispute arising from the Employee’s employment history register that is kept by the original employer, the household register or other matters related to personnel relation control, the Company shall not assume any joint and several obligations.

Article 4                                                   The rules and regulations published by the Company through various official channels and all agreements entered into and between the Company and the Employee are regarded as the appendices to this Contract.

Article 5                                                   If the Employee is in violation of the labor disciplines, the Company may, in accordance with the Company’s rules and regulations, take disciplinary actions, including the termination of this Contract.

Article 6                                                   For matters that are not covered by this Contract or if this Contract is in conflict with the relevant stipulations set forth by the relevant national and/or local government, the relevant stipulations shall prevail.

Article 7                                                   This Contract is executed in two counterparts with equal legal effect, and Party A and Party B shall each keep one copy. This Contract shall come into effect upon signature and seal by both parties.

IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

Party A
By:
Name:
Title:

Party B
Signature:
Name:

Confidential Clauses

In consideration of compensation made by Party A to Party B, the two parties have entered into the following agreements with regard to matters related to Party A’s confidential technical information and other trade secrets during and after the time of Party B’s employment with Party A:

Article 1                                                   The two parties acknowledge that the invention, work, computer software, confidential technical information, or other trade secrets generated by Party B during his/her time of employment with Party A when performing his/her duties or by mainly using the physical technical setup and business information shall be owned by Party A. Party A can use such invention, work, computer software, confidential technical information, or other trade secrets freely and to their full extent within Party A’s scope of business operations in connection with its production and operations or transfer them to a third party. Party B shall, upon Party A’s request, provide all necessary information and take all necessary steps, including filing for application and registration, to assist Party A in its effort to obtain and use the relevant intellectual property.

The relevant right to the invention and the right to claim authorship and other moral rights to the above stated invention, work, computer software, confidential technical information and other trade secrets shall be owned by Party B in the capacity of the inventor, creator, or developer. Party A shall respect Party B’s moral rights and assist Party B in exercising these rights.

Article 2                                                   With regard to the invention, work, computer software, confidential technical information and other trade secrets that were created by Party B during his/her time of employment with Party A and that are related to Party A’s business, if Party B intends to claim the intellectual property thereof, Party B shall make it clear to Party A as earlier as possible. If Party A has verified that any of the invention, work, computer software, confidential technical information and other trade secrets is not the results of the employment, Party B shall own the intellectual property, and Party A shall not utilize these results in its production, operation, or transfer them to a third party without the explicit authorization by Party B.

If Party B does not claim the right, and it is inferred that any of the invention, work, computer software, confidential technical information and other trade secrets is the results of employment, Party A can utilize these results in its production, operation, or transfer them to a third party. Even if it is proved later that it is not the results of employment, Party B shall not claim that Party A is economically liable therefor. After Party B has claimed the right, if Party A disputes the right and ownership of the results, the matter may be settled through negotiations; if the negotiations fail, the dispute may be solved through litigation or arbitration.

Article 3                                                   During the time of his/her employment with Party A, Party B shall abide by any written or unwritten rules and regulations regarding confidentiality set forth by Party A and assume his/her responsibilities in terms of confidentiality in connection with his/her duties.

In the areas where Party A’s rules and regulations do not provide any guideline or do not provide a clear guideline, Party B shall also take necessary and reasonable measures in a prudent and honest manner to keep confidential any confidential technical information and other trade secrets that he/she has come to know or hold during the time of his/her employment and that are owned by Party A or owned by a third party but Party A has assumed the responsibility for their confidentiality.

Article 4                                                   Unless it is necessary for the purpose of performing his/her duties, Party B undertakes that, without Party A’s agreement, Party B shall not disclose, disseminate, publicize, release, publish, transmit, transfer, or otherwise let any third party (including a Party A’s employee who should not know the confidential information according to the requirements of the regulations regarding confidentiality) know any confidential technical information and other trade secrets that are owned by Party A or owned by a third party but Party A has assumed the responsibility for their confidentiality, nor shall he/she use such confidential information other than when performing his/her duties.

If Party B’s supervisor agrees that Party B may disclose or use relevant confidential technical information or other trade secrets, Party A is deemed to have agreed to do so unless Party A has explicitly clarified that said supervisor does not have the authority to do so.

Article 5                                                   Both parties agree that Party B shall have the same obligations to keep confidential or not to use without authorization the confidential technical information and other trade secrets that he/she was exposed to or has come to know during the time of his/her employment with Party A and that are owned by Party A or owned by a third party but Party A has assumed the responsibility for their confidentiality after his/her employment is terminated regardless the cause for such termination of Party B’s employment.

The term of Party B’s obligation of confidentiality after the termination of his/her employment is indefinite until Party A makes an announcement that the information is no longer confidential or the confidential information has in fact been known to the general public.

Article 6                                                   Party B undertakes that during the time when he/she is performing his/her duties for Party A, he/she will not use any confidential technical information or other trade secrets owned by any other party without authorization, nor will he/she decide for himself/herself to carry out an action that might infringe on the intellectual property of other parties.

If Party B is in violation of the foregoing undertaking and has caused Party A to be sued for infringement of right by a third party, Party B shall be responsible for all costs paid by Party A in its effort to defend itself; shall Party A be found liable for infringement of right, it shall have the right to request payment from Party B. The above mentioned legal fees and liability for infringement of rights can be deducted from Party B’s salary.

Article 7                                                   If Party B, when performing his/her duties, has inevitably infringed on the intellectual property of other parties as a result of following Party A’s explicit request or in an effort to complete the tasks that were assigned to him/her explicitly by Party A, and Party A has been sued by a third party for infringement of right, Party B shall not be responsible for the legal fees and the liability for the infringement. A request by or a task assigned by Party B’s supervisor is deemed to be a request by or a task assigned by Party A, unless Party A has explicitly clarified that said supervisor does not have the authority.

Article 8                                                   All documents, data, charts, notes, reports, letters, faxes, tapes, disks, instruments and media of any other form in the possession of or kept by Party B for the purpose of performing his/her duty which carry Party A’s confidential information are Party A’s property regardless if such confidential information has any business values.

If the media that carries confidential information is provided by Party B, Party B is deemed to have transferred the ownership of these media to Party A. When returning the media to Party B, Party A shall pay Party B an amount that is equivalent to the value of the media itself by way of compensation.

Article 9                                                   Party B shall, when the employment is terminated, or upon Party A’s request, return all Party A’s property to Party A, including the media that carries Party A’s confidential information.

If the media which has confidential information recorded in it was provided by Party B, and the confidential information can be removed from or copied from the media, Party A can duplicate the confidential information to another media owned by Party A and delete the confidential information from the original media. In this case, Party B does not need to return the media, and Party A does not need to compensate Party B.

Article 10                                            The “confidential technical information” as mention herein includes but not limited to technical solution, engineering design, circuit design, manufacturing method, formula, process, technical index, computer software, database, record of research and development, technical report, test report, test data, test result, drawing, samples, sample machine, models die set, operator’s manual, technical archives, relevant correspondences, etc. The “other trade secrets” as mentioned herein includes but not limited to list of customers, marketing plan, information related to purchasing, pricing policy, financial data, purchasing channel, etc.

Article 11                                            The indication of “the time of employment” as mentioned herein is the salary that Party B receives from Party A and the time of employment is the time of employment represented by the salary. The time of employment includes overtime beyond normal work hours, regardless if the overtime work is done in Party A’s premises.

The “termination of employment” as mentioned herein shall mean the time either party explicitly expresses the intention to terminate the employment relation or resign. If Party B has refused to receive his/her salary and stopped performing his/her duties, Party B is deemed to have resigned from his/her position. If Party A has refused to pay Party B’s salary in part or in whole without a proper reason, by such action Party A is deemed to have terminated Party B’s employment.

Article 12                                            If any dispute arising from these Clauses cannot be solved through negotiations, either party has the right to initiate a lawsuit. Both parties agree that a People’s Court in Party A’s domicile which satisfies the requirements for the correct level of jurisdiction shall be the first competent trial court. The foregoing agreement does not affect Party A’s right to request an administrative decision on an infringement of right by an intellectual property authority.

Article 13                                            If Party B is in violation of any of the “Confidentiality Clauses,” he/she shall pay a one-time penalty that is equal to his/her 12 months’ salary; regardless the payment of the penalty, Party A has the right to terminate its employment relation with Party B without prior notice. If Party B’s violation has caused Party A to suffer losses, Party B should compensate Party A for its losses. The penalty cannot be used in lieu of the compensation for such losses.

Article 14                                            As an appendix to the Employment Contract, these “Confidentiality Clauses” shall become effective on the day the Employment Contract is signed and seals are affixed.

Article 15                                            If these “Confidentiality Clauses” are in conflict with any prior verbal or written agreements, these “Confidentiality Clauses” shall prevail. The amendment to these “Confidentiality Clauses” shall be made in a written form agreed on by the two parties.

Article 16                                            The two parties acknowledge that before the relevant Employment Contract is executed, they have carefully reviewed the content of these “Confidentiality Clauses” and understand the legal implications of each of these “Confidentiality Clauses.”